Docusign Envelope ID: 50CBE1BB-C937-4091-86AE-758B19FBA773
EXHIBIT 10.1
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment to Executive Employment Agreement (this “Amendment”) is made and entered into as of May 1, 2025 (the “Amendment Date”), by and between Matthew Feierstein (“Executive”) and EverCommerce Solutions Inc. (“ESI”, together with EverCommerce Inc. (“ECI”) and any subsidiaries or affiliates as may employ Executive from time to time, and any successor(s) thereto, the “Company”).
W I T N E S E T H:
WHEREAS, the Company and Executive are currently party to that certain Executive Employment Agreement, entered into on June 18, 2021 and effective as of the date of closing of the initial public offering of ECI (the “Employment Agreement”); and
WHEREAS, the Company and Employee desire to amend the Employment Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, the Company and Employee hereby agree as follows, effective as of the Amendment Date:
1.The first sentence of Section 2.2 of the Employment Agreement is deleted in its entirety and replaced with the following:
“During the Employment Term, Executive will be eligible to participate in an annual calendar year incentive program established by the Board or its delegate. Executive’s annual incentive compensation under such incentive program (the “Annual Bonus”) shall be targeted at ninety percent (90%) of Executive’s Base Salary (the “Target Bonus”).”
2.The following is hereby added at the end of Section 3.1(e) as follows:
“provided, further, and notwithstanding anything herein to the contrary, that changes in the Executive’s title, authorities, duties, reporting relationships or responsibilities that occur in connection with operational or organizational changes at the Company and that do not result in a situation that is inconsistent with the Executive’s experience, skillset, and qualifications shall not, in and of themselves, constitute Good Reason pursuant to clause (ii) above if the Executive continues to report directly to the Company’s Chief Executive Officer or the chief executive officer of a separated entity, a division, a business unit, or an affiliate of the Company. Without limiting the generality of the foregoing, and by way of example, transitioning to (a) a strategic projects role reporting to the Company’s Chief Executive Officer or (b) a senior executive role at a separated entity, a division, a business unit, or an affiliate of the Company would not in and of themselves constitute Good Reason.”
3.The following is hereby added as Section 3.2(d) of the Employment Agreement: “Option Extension. If Executive’s employment is terminated pursuant to Sections 3.1(a),
3.1(c), 3.1(d) or 3.1(e) above (and not pursuant to Section 3.1(b)), then the post-termination exercise period under Executive’s then outstanding vested Options (including all Options granted

Docusign Envelope ID: 50CBE1BB-C937-4091-86AE-758B19FBA773
EXHIBIT 10.1

under the LTIP and any other equity incentive plan) will, notwithstanding anything to the contrary in the applicable option agreement(s) between Executive and the Company, commence on the date of such termination of employment and end on the Option Extension Date (as defined below). For purposes of this Agreement, “Option Extension Date” shall mean the date that is the number of full months following the date of Executive’s termination of employment equal to the sum of (a) 18 months following the date of such termination of employment and (b) the number of full months Executive is employed with the Company following the Amendment Date (or, if earlier, the original expiration date of such Option) (the “Option Extension”); provided, that, notwithstanding the foregoing, the Option Extension will not apply in the event Executive’s employment is terminated by Executive pursuant to Section 3.1(e)(ii). By way of example, if Executive’s employment is terminated pursuant to Sections 3.1(a), 3.1(c), 3.1(d) or 3.1(e) above 6 months following the Amendment Date, the Option Extension Date will be the 24th month anniversary of the date of such termination of employment (i.e., 18 months plus 6 full months of employment following the Amendment Date).
4.Affirmation. This Amendment is to be read and construed with the Employment Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Employment Agreement shall remain in full force and effect.
5.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
[signature page follows]

Docusign Envelope ID: 50CBE1BB-C937-4091-86AE-758B19FBA773
EXHIBIT 10.1
ITNESS WHEREOF, the undersigned have executed this Amendment on the date and year first above written.

EXECUTIVE
Matthew Feierstein

COMPANY EVERCOMMERCE INC.
By:
Name: Eric Remer
Title: CEO

EVERCOMMERCE SOLUTIONS INC.

By:
Name: Eric Remer
Title: CEO

Signature Page to the Amendment